UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

FIRST WESTERN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1900 16th Street, Suite 1200
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 531-8100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒          Emerging growth company

☒          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MYFW	The Nasdaq Stock Market LLC

Item 1.01            Entry into a Material Definitive Agreement.

Tenth Amendment to Business Loan Agreement

On July 29, 2019, First Western Financial, Inc. (the “Company”), as borrower, entered into a Tenth Amendment (the “Amendment”) to its Business Loan Agreement with BMO Harris Bank N.A. (the “Lender”).  Pursuant to the Amendment, the Lender agreed to amend the definition of the Note to mean the Third Amended and Restated Promissory Note (“Note”) dated June 30, 2019 in the amount of $5,000,000.

The foregoing summary of the Amendment and Note does not purport to be a complete description of the terms and conditions of the Amendment and Note and is qualified in its entirety by the full text of the Amendment and Note attached as Exhibit 10.1 and Exhibit 10.2, which is incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description

10.1	Tenth Amendment to Business Loan Agreement, dated June 30, 2019, by and between First Western Financial, Inc., and BMO Harris Bank N.A.

10.2	Third Amended and Restated Promissory Note, dated June 30, 2019, by and between First Western Financial, Inc., and BMO Harris Bank N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: July 30, 2019	By: /s/ Scott C. Wylie
Scott C. Wylie

Chairman, Chief Executive Officer and President